EXHIBIT 10.1



                       PURCHASE AGREEMENT BY AND BETWEEN
                AMAZON HERB COMPANY AND TERRADYNE NATURALE, INC.

                                   AGREEMENT

IT IS HEREBY AGREED, by and between, Terradyne Naturale, Inc., hereinafter referred to as "Supplier" and Amazon Herb Company, hereinafter referred to as "Purchaser", for and in consideration of the covenants contained herein as follows:

WHEREAS, the Supplier can supply a sufficient amount of "Cat's Claw Extract" hereinafter referred to as "Extract" to meet the needs of the Purchaser, and

WHEREAS, in order for the Supplier to produce the amount of "Extract" needed they will need to purchase a substantial amount of new equipment, and

WHEREAS, it will be approximately April 1, 1998, before sufficient "Extract" can be produced, and

WHEREAS, said parties desire to document this supply-purchase agreement,

SAID PARTIES AGREE AS FOLLOWS:

1. That the Supplier will supply and the Purchaser will purchase 1,000 kilos of "Cat's Claw Extract" per month, starting April 1, 1998.

2. That the Purchaser will pay the sum of $44.00 per kilo of said Extract, f.o.b. Woodbine, Iowa.

3. That the purchaser will purchase 1,000 kilos of Extract per month commencing April 1, 1998, and will continue for a total of 12 months a minimum order for this product.

4. That the Purchaser shall pay for said "extract" within 30 days, and any delinquent account shall bear interest at the rate of 1.5 percent per month until paid.

5. That the Supplier agrees not to market or sell any of said "Extract" to another purchaser within the period of this initial contract.

6. That the Supplier does guarantee that it can process the volume of "Extract" as stated herein. This guarantee is subject to the condition that the purchaser supplies the necessary raw materials of "Cat's Claw Herb", on a timely basis so that the supplier can process said "Extract."

7. As liquidated damages, in the event the purchaser does not purchase the full amount of "Extract" in accordance with this purchase agreement, the purchaser agrees that the supplier shall be entitled to 25% of the gross contract price remaining unpaid at the time as liquidated damages for its failure to complete the contract.

Dated this 5th day of February, 1998.

TERRADYNE NATURALE, INC.                    AMAZON HERB COMPANY

BY:/S/ SHANE HINZE, PRESIDENT               BY: /S/ JOHN EASTERLING, PRESIDENT
   --------------------------                   -------------------------------
       Shane Hinze, President                       John Easterling, President